Exhibit 23-c

                     [Letterhead of Brown & Wood LLP]



                                                March 9, 1998


VIA ELECTRONIC FILING

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

      Re: Morgan Stanley, Dean Witter, Discover & Co. Amendment No. 1 to Registration Statement on Form S-3 Relating to Debt Securities Warrants, Preferred Stock, Depositary Shares, Purchase Contracts and Units
            ----------------------------------------------------------------

Ladies and Gentlemen:

      On behalf of Morgan Stanley, Dean Witter, Discover & Co. (the "Company"), transmitted herewith for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), is Amendment No. 1 ("Amendment No. 1") to Registration Statement on Form S-3 (Registration No. 333-46935) under the Securities Act relating to up to $8,000,000.00 of debt securities, warrants, preferred stock, depositary shares, purchase contracts and units (collectively, the "Securities") of the Company to be offered on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act. As previously discussed with members of the staff of the Commission, Amendment No. 1 also includes both (i) the remaining capacity of the Company's existing universal shelf registration statement (registration no. 333-27919) and (ii) the remaining capacity of the Company's existing debt shelf registration statements (registration nos. 33-89748 and 333-07947).

      Filing fees relating to the registration of the Securities in the amount of $2,360,000 were previously paid in connection with the initial filing of the Registration Statement.

      The Company and Morgan Stanley & Co. Incorporated ("MS&Co."), Dean Witter Reynolds Inc. ("DWR") and Morgan Stanley & Co. International Limited ("MSIL"), as Underwriters, may make oral requests for acceleration of effectiveness of the Registration Statement. The Company, MS&Co., DWR and MSIL are aware of their respective obligations under the Securities Act.

      Please direct any communications relating to this filing to the undersigned at (212) 839-5429.

                                                Very truly yours,

                                                /s/ Michael T. Kohler